                                                                      Exhibit 24

United Continental Holdings, Inc.

Authorization and Designation to Sign and File Section 16 Reporting Forms and
Form 144s

      The undersigned does hereby authorize and designate Jennifer L.
Kraft, Sarah Hagy, Sucheta Misra or Brett J. Hart (the "Authorized Persons") to
prepare, sign and file on his behalf: (i) any and all Forms 3, 4, 5 and Form ID, including any amendments thereto, relating to equity securities of United
Continental Holdings, Inc., a Delaware corporation (the "Company") with the
Securities and Exchange Commission (the "SEC")  pursuant to the requirements of
Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), and the rules promulgated thereunder; and (ii) any and all Forms 144 relating to equity securities of the Company with the SEC pursuant to Rule 144 under the
Securities Act of 1933, as amended, in each case which may be necessary or desirable as a result of his ownership of or transaction in securities of the
Company.  The undersigned further hereby authorizes and designates the
Authorized Persons to do and perform any and all acts for and on his behalf as may be necessary or desirable to prepare, sign and file the forms contemplated by this Authorization.  The undersigned hereby confirms any action relating to the preparation, signing and filing of (i) and (ii) above, performed by the above mentioned individuals on his behalf and revokes any prior Authorization and Designation to Sign and File Section 16 Reporting Forms and Forms 144
relating to equity securities of the Company.  This authorization, unless earlier revoked in writing, shall be valid until the undersigned's reporting obligations under Section 16 and Rule 144 with respect to securities of the
Company shall cease.

IN WITNESS WHEREOF, the undersigned has executed this Authorization and
Designation this 19th day of November, 2013.

                                        Signature:      /s/ William Nuti
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                                        Printed Name:   William R. Nuti
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